Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2023

First Quarter 2023 Summary Results

●	Total revenues of $221.7 million, up 1.0% YoY
●	Operating income of $8.5 million, down 72.9% YoY; non-GAAP adjusted operating income of $18.5 million, down 46.7% YoY
●	Operating ratio of 96.2%, an increase of 1050 bps YoY; non-GAAP adjusted operating ratio of 90.4%, an increase of 810 bps YoY
●	Diluted EPS of $0.23, down 78.3% YoY; non-GAAP adjusted diluted EPS of $0.57, down 51.7% YoY

Tontitown, Arkansas, April 24, 2023...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“the Company”) today reported net income of $5.2 million, or diluted earnings per share of $0.23 ($0.24 basic), for the quarter ended March 31, 2023. These results compare to net income of $23.9 million, or diluted earnings per share of $1.06 ($1.07 basic), for the quarter ended March 31, 2022. Net income and diluted earnings per share for both the first quarter ended March 31, 2023, and the first quarter ended March 31, 2022, include the negative impact of loss estimates for claims anticipated to settle in excess of insurance policy limits. Excluding the negative impact of these litigation charges, adjusted (non-GAAP) net income for the quarter ended March 31, 2023, was $12.7 million, or adjusted (non-GAAP) diluted and basic earnings per share of $0.57 compared to adjusted (non-GAAP) net income for the quarter ended March 31, 2022, of $26.5 million, or adjusted (non-GAAP) diluted earnings per share of $1.18 ($1.19 basic).

Operating revenues increased 1.0% to $221.7 million for the first quarter of 2023 compared to $219.4 million for the first quarter of 2022.

Liquidity, Capitalization, and Cash Flow

As of March 31, 2023, we had an aggregate of $193.8 million of cash, marketable equity securities, and available liquidity under our line of credit and $302.1 million of stockholders’ equity. Outstanding debt was $251.3 million as of March 31, 2023, which represents a $13.0 million decrease from December 31, 2022. During the first quarter of 2023, we generated $34.2 million in operating cash flow.

Non-GAAP Financial Measures

In addition to our results under United States generally accepted accounting principles (GAAP), this press release also includes non-GAAP financial measures termed adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share. The Company defines adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share as GAAP operating income, GAAP operating ratio, GAAP net income and GAAP diluted earnings per share, respectively, excluding certain significant items, such as certain litigation-related charges, and any tax impact associated with such items. Management believes that reporting adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share more clearly reflects the Company’s current operating results and provides investors with a better understanding of the Company’s overall financial performance. Management also believes that adjusted operating ratio is more representative of our operations when excluding the volatility of fuel prices, which we cannot control. In addition, the adjusted results, although not a financial measure under GAAP, may facilitate the ability to analyze the Company’s financial results in relation to those of its competitors and to the Company’s prior financial performance by excluding items which otherwise would distort the comparison. However, because not all companies use identical calculations, the Company's presentation of these measures may not be comparable to similarly titled measures of other companies. Adjusted operating income, adjusted operating ratio, adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not purport to be alternatives to, and should be considered in addition to, and not as a substitute for or superior to, operating income, operating ratio, net income and diluted earnings per share, respectively, as defined under GAAP.

Pursuant to the requirements of Regulation G, we have provided a tabular reconciliation of GAAP operating income to adjusted operating income and adjusted operating ratio, GAAP net income to adjusted net income and GAAP diluted earnings per share to adjusted diluted earnings per share in this press release.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future outbreaks of the COVID-19 pandemic or other public health crises; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, tariffs, import/export, trade and immigration regulations or policies; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)

	Quarter ended March 31,
	2023	2022
	(in thousands, except per share amounts)

Revenue, before fuel surcharge	$193,454	$196,089
Fuel surcharge	28,270	23,359
Operating revenue	221,724	219,448

Operating expenses and costs:
Salaries, wages and benefits	48,278	39,275
Operating supplies and expenses	41,073	31,647
Rent and purchased transportation	87,096	91,376
Depreciation	16,497	14,877
Insurance and claims	15,435	6,863
Other	5,423	4,213
Gain on disposition of equipment	(577)	(147)
Total operating expenses and costs	213,225	188,104

Operating income	8,499	31,344

Interest expense	(2,356)	(1,667)
Non-operating income	899	1,929

Income before income taxes	7,042	31,606
Income tax expense	1,811	7,664

Net income	$5,231	$23,942

Diluted earnings per share	$0.23	$1.06

Average shares outstanding – Diluted	22,317	22,483

	Quarter ended March 31,
Truckload Operations	2023	2022
Total miles	53,729	45,256
Operating ratio (1)	99.3%	81.4%
Empty miles factor	8.96%	9.16%
Revenue per total mile, before fuel surcharge	$2.33	$2.76
Total loads	102,430	91,555
Revenue per truck per work day	$802	$947
Revenue per truck per week	$4,010	$4,736
Average company-driver trucks	2,051	1,675
Average owner operator trucks	389	388

Logistics Operations
Total revenue (in thousands)	$68,256	$71,111
Operating ratio	88.8%	88.6%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2023	2022
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$92,473	$74,087
Trade accounts receivable, net	131,431	134,739
Other receivables	7,443	6,263
Inventories	2,624	2,570
Prepaid expenses and deposits	14,136	15,729
Marketable equity securities	41,440	41,728
Income taxes refundable	3,280	5,650
Total current assets	292,827	280,766

Property and equipment	691,121	705,919
Less: accumulated depreciation	244,436	242,324
Total property and equipment, net	446,685	463,595

Other non-current assets	4,329	4,801
Total Assets	$743,841	$749,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,229	$48,917
Accrued expenses and other liabilities	43,342	34,233
Current portion of long-term debt	58,735	58,815
Total current liabilities	148,306	141,965

Long-term debt, net of current portion	192,522	205,466
Deferred income taxes	100,885	101,445
Other long-term liabilities	22	103
Total liabilities	441,735	448,979

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	40,680	40,472
Treasury stock, at cost	(7,516)	(4,000)
Retained earnings	268,719	263,488
Total stockholders’ equity	302,106	300,183
Total liabilities and stockholders’ equity	$743,841	$749,162

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Adjusted Operating Income and Adjusted Operating Ratio

	Quarter ended March 31,
	2023	2022
	(Dollars in thousands)
GAAP Presentation
Total operating revenue	$221,724	$219,448
Total operating expenses	(213,225)	(188,104)
Operating income	$8,499	$31,344
Operating ratio	96.2%	85.7%

Non-GAAP Presentation
Total operating revenue	$221,724	$219,448
Fuel surcharge	(28,270)	(23,359)
Revenue, excluding fuel surcharge	193,454	196,089

Total operating expenses	213,225	188,104
Less: fuel surcharge	(28,270)	(23,359)
Less: specific legal reserve increase	(9,998)	(3,335)
Adjusted operating expenses	174,957	161,410
Adjusted Operating income	$18,497	$34,679
Adjusted Operating ratio	90.4%	82.3%

P.A.M. Transportation Services, Inc. and Subsidiaries Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited) Reconciliation of Net Income to Adjusted Net Income

	Quarter ended March 31,
	2023	2022
	(in thousands)

Net income (GAAP)	$5,231	$23,942

Additions:
Specific legal reserve increase	9,998	3,335

Reductions:
Tax benefit of specific legal reserve increase (2)	(2,570)	(809)

Adjusted Net income (non-GAAP)	$12,659	$26,468

P.A.M. Transportation Services, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Amounts (unaudited)

Reconciliation of Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

	Quarter ended March 31,
	2023	2022

Diluted earnings per share (GAAP)	$0.23	$1.06

Additions:
Specific legal reserve increase	0.45	0.15

Reductions:
Tax benefit of specific legal reserve increase (2)	(0.11)	(0.03)

Adjusted Diluted earnings per share (non-GAAP)	$0.57	$1.18

_______________________________________

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

2)	The tax benefit is calculated using the effective tax rates for each respective period prior to any adjustments for non-GAAP amounts.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111